Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint, and authorize each of Kathleen DeNicholas, Claudia DiGiacomo, Deborah A. Docs, Andrew R. French, Raymond A. O’Hara, Amanda Ryan and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Fund	Acquiring Fund
AST Goldman Sachs Concentrated Growth Portfolio of Advanced Series Trust	AST Loomis Sayles Large-Cap Growth Portfolio of Advanced Series Trust

Signature	Title

/s/ Sherry S. Barrat	Trustee
Sherry S. Barrat

/s/ Kay Ryan Booth	Trustee
Kay Ryan Booth

/s/ Timothy S. Cronin	Trustee
Timothy S. Cronin

/s/ Bruce W. Ferris.	Trustee
Bruce W. Ferris.

/s/ Delayne Dedrick Gold	Trustee
Delayne Dedrick Gold

/s/ Robert F. Gunia	Trustee
Robert F. Gunia

/s/ W. Scott McDonald, Jr.	Trustee
W. Scott McDonald, Jr.

/s/ Thomas T. Mooney	Trustee
Thomas T. Mooney

/s/ Thomas M. O’Brien	Trustee
Thomas M. O’Brien

/s/ Robert F. O’Donnell	Trustee and President, Principal Executive Officer
Robert F. O’Donnell

/s/ F. Don Schwartz	Trustee
F. Don Schwartz

/s/ Susan Davenport Austin	Trustee
Susan Davenport Austin

/s/ Grace C. Torres	Treasurer, Principal Financial and Accounting Officer
Grace C. Torres

Dated: October 31, 2013